EXHIBIT 23.1



The Board of Directors and Shareholders of
Ryder System, Inc.:


We consent to incorporation by reference in the following Registration Statements on Forms S-3 and S-8 of Ryder System, Inc. of our report dated February 4, 1999, relating to the consolidated balance sheets of Ryder System, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report is incorporated by reference in the December 31, 1998 annual report on Form 10-K of Ryder System, Inc.:

     Form S-3:

          /bullet/ Registration Statement No. 33-20359 covering $1,000,000,000 aggregate principal amount of debt securities.

          /bullet/ Registration Statement No. 33-50232 covering $800,000,000 aggregate principal amount of debt securities.

          /bullet/ Registration Statement No. 33-58667 covering $800,000,000 aggregate principal amount of debt securities.

          /bullet/ Registration Statement No. 333-63049 covering $800,000,000 aggregate principal amount of debt securities.

     Form S-8:

          /bullet/ Registration Statement No. 33-20608 covering the Ryder System
                   Employee Stock Purchase Plan.

          /bullet/ Registration Statement No. 33-4333 covering the Ryder
                   Employee Savings Plan.

          /bullet/ Registration Statement No. 1-4364 covering the Ryder System
                   Profit Incentive Stock Plan.

          /bullet/ Registration Statement No. 33-69660 covering the Ryder
                   System, Inc. 1980 Stock Incentive Plan.

          /bullet/ Registration Statement No. 33-37677 covering the Ryder System
                   UK Stock Purchase Scheme.

          /bullet/ Registration Statement No. 33-442507 covering the Ryder
                   Student Transportation Services, Inc. Retirement/Savings
                   Plan.

          /bullet/ Registration Statement No. 33-63990 covering the Ryder
                   System, Inc. Directors' Stock Plan.

The Board of Directors and Shareholders of
Ryder System, Inc.
Page 2





          /bullet/ Registration Statement No. 33-58001 covering the Ryder
                   System, Inc. Employee Savings Plan A.

          /bullet/ Registration Statement No. 33-58003 covering the Ryder
                   System, Inc. Employee Savings Plan B.

          /bullet/ Registration Statement No. 33-61509 covering the Ryder
                   System, Inc. Stock for Merit Increase Replacement Plan.

          /bullet/ Registration Statement No. 33-62013 covering the Ryder
                   System, Inc. 1995 Stock Incentive Plan.

          /bullet/ Registration Statement No. 333-19515 covering the Ryder
                   System, Inc. 1997 Deferred Compensation Plan.

          /bullet/ Registration Statement No. 333-26653 covering the Ryder
                   System, Inc. Board of Directors Stock Award Plan.

          /bullet/ Registration Statement No. 333-57599 covering the Ryder
                   Student Transportation Services, Inc. Retirement/Savings
                   Plan.

          /bullet/ Registration Statement No. 333-57593 covering the Ryder
                   System, Inc. Stock Purchase Plan for Employees.

          /bullet/ Registration Statement No. 333-57595 covering the Ryder
                   System, Inc. 1995 Stock Incentive Plan.





Miami, Florida
March 26, 1999